UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2006

Alltel Holding Corp.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

333-133753 (Commission File Number)	20-3767946 (IRS Employer Identification No.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement
On June 28, 2006, Alltel Holding Corp. (the “Company”) entered into a Purchase Agreement regarding the private placement to qualified institutional buyers and non-U.S. persons outside the United States in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Offering”), of $800,000,000 principal amount of Senior Notes due 2013 (the “2013 Notes”) and $1,746,000,000 principal amount of Senior Notes due 2016 (the “2016 Notes” and, together with the 2013 Notes, the “Notes”).
The Offering is being undertaken in connection with the transactions contemplated by (i) the Distribution Agreement, dated December 8, 2005, that the Company entered into with Alltel Corporation (“Alltel”), pursuant to which Alltel will contribute its wireline business to the Company, and (ii) the Agreement and Plan of Merger that the Company entered into on December 8, 2005 with Valor Communications Group, Inc. (“Valor”) and Alltel, pursuant to which the Company will merge with and into Valor (the “Merger”).
The Company will issue the 2016 Notes to Alltel at the time Alltel contributes its wireline business to the Company. Thereafter, Alltel expects to exchange the 2016 Notes with certain creditors for outstanding Alltel debt securities, and the 2016 Notes will be sold in the Offering by such creditors as selling securityholders. Following the Merger, the surviving corporation, which will be renamed Windstream Corporation, will assume all of the obligations under the 2016 Notes and will issue the 2013 Notes simultaneously with the sale of the 2016 Notes by the selling securityholders. Neither the Company nor the surviving corporation of the Merger will receive any proceeds from the sale of the 2016 Notes by the selling securityholders.
The 2013 Notes will mature on August 1, 2013 and will accrue interest at a rate of 8 1/8% per annum. The 2013 Notes will be issued at a price equal to 100% of the principal amount thereof. The 2016 Notes will mature on August 1, 2016 and will accrue interest at a rate of 8 5/8% per annum. The 2016 Notes will be issued at a price equal to 97.547% of the principal amount thereof. Subject to customary closing conditions, the Offering will be consummated at the time of the Merger.
Furthermore, on June 28, 2006, the Company and Alltel, with the consent of Valor, entered into an amendment (the “Amendment”) to the Distribution Agreement. The Amendment reduces the aggregate amount of transaction expenses to be borne by the Company from $115.0 million to $75.7 million. The Amendment was effected, in part, to offset the discount attributable to the 2016 Notes being issued at a price that is less than 100% of the principal amount of such notes. As a result, subject to the terms and conditions set forth in the Distribution Agreement, including certain limitations contained therein, Alltel will pay any transaction expenses of Alltel and the Company in excess of $75.7 million.
This report does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The Notes have not been registered under the Securities Act of 1933 or applicable state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2006	ALLTEL HOLDING CORP.
	By:	/s/ John P. Fletcher, Esq.
John P. Fletcher, Esq.
Executive Vice President and General Counsel